Exhibit 99.1

MACOM and GigOptix Announce Final Settlement of All Pending Suits Between Them

Lowell, Mass. and San Jose, Calif. – September 19, 2013 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high performance RF, microwave, and millimeter wave products, and GigOptix, Inc. (NYSE MKT: GIG) (“GigOptix”), a leading supplier of advanced semiconductor and optical communications components, today announced that they have agreed to a global settlement of all pending lawsuits between them.

These include: (1) the state court case filed by GigOptix against MACOM subsidiary Optomai, Inc., three former employees of GigOptix who founded Optomai, Vivek Rajgarhia, Vikas Manan and Stefano D’Agostino, and MACOM, in Santa Clara County, for alleged misappropriation of trade secrets and breach of contract, and (2) the federal court case filed by MACOM against GigOptix in the Northern District of California, for alleged patent infringement. The parties have agreed to file joint requests with the relevant courts to fully and finally dismiss both cases, with prejudice. MACOM has agreed to make a one-time settlement payment of $7.25 million to GigOptix concurrently with the filing of the dismissals, which are expected to take place next week. Neither party admits liability to the other, and each side is satisfied with the confidential settlement reached between the parties.

About MACOM

M/A-COM Technology Solutions Holdings (www.macomtech.com) is a leading supplier of high performance RF, microwave, and millimeter wave products that enable next-generation Internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including CATV, wireless and optical communications infrastructure, satellite, radar, automotive, industrial, medical, and mobile devices. A pillar of the RF and microwave industry, we thrive on more than 60 years of solving our customers’ most complex problems.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high-speed end-to-end information streaming over the network and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. GigOptix offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G, 100G and 400G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements of GigOptix and MACOM within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the litigation between them. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Risk factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigOptix’ and MACOM’s filings with the SEC, and in their other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix and MACOM as of the date hereof, and neither company assumes any obligation to update any forward-looking statement.

Media Contacts:

Husrav Billimoria

M/A-COM Technology Solutions Inc.

978.656.2896

Husrav.Billimoria@macomtech.com

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com